`                                                    EXHIBIT 4.1


                   INCORPORATED UNDER THE LAWS OF THE STATE OF
                                    Delaware

   NUMBER                                                             SHARES


   ------                                                             ------


                   AUTHORIZED COMMON STOCK            SHARES
                                          ------------



THIS CERTIFIES      *****NAME OF STOCKHOLDER***
     THAT

                          **ADDRESS OF
                          STOCKHOLDER**


Is The Record Holder of **NUMBER OF SHARES**





         Fully Paid and Non-Accessible Shares of LOYALTYPOINT, INC. Common Stock, Part Value: $.001 per Share transferable on the books of the Corporation by the holder hereof, in person or by duly authorized Attorneys, upon surrender of this Certificate properly endorsed. This Certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

         Witness the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.



Dated:
       --------------------



                               LOYALTYPOINT, INC.
                                 CORPORATE SEAL


-------------------------                             -------------------------
     SECRETARY                                              PRESIDENT





COUNTERSIGNED AND REGESTERED         AMERICAN STOCK TRANSFER & TRUST COMPANY
                                                    TRANSFER AGENT AND REGISTRAR


                                                 By:
                                                    ----------------------------
                                                         AUTHORIZED SIGNATURE